UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 13, 2010, Chemtura Corporation (“Chemtura” or the “Company”) and certain subsidiaries of the Company, as guarantors (the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman, Sachs & Co. (collectively, the “Initial Purchasers”) for a private placement offering of $455 million in aggregate principal amount of 7.875% senior notes due 2018 (the “Senior Notes”) at a purchase price of 99.269% of the principal amount of the Senior Notes.  The Guarantors agreed to jointly and severally guarantee payment of the Senior Notes.  Chemtura is offering the Senior Notes as part of its anticipated exit financing package pursuant to its Chapter 11 plan of reorganization (the “Plan”), if the Plan is confirmed.  The net proceeds of the Senior Notes offering will be funded into a segregated escrow account until the Plan is confirmed by the Bankruptcy Court and certain other conditions are satisfied.  Upon satisfaction of the escrow conditions, including confirmation of the Plan, Chemtura intends to use the net proceeds to make payments contemplated under the Plan and to fund Chemtura’s emergence from Chapter 11.

In addition to the escrow conditions described above, the obligations of the Initial Purchasers to purchase the Senior Notes are subject to customary terms and conditions, including, among other things, accuracy of representations and warranties and the receipt of legal opinions and certificates.

The Senior Notes were offered and are anticipated to be sold by Chemtura to the Initial Purchasers in reliance on an exemption pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Delivery to the Initial Purchasers of, and payment for, the Senior Notes, is anticipated to be made on or about August 27, 2010.  The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the actual Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1
Purchase Agreement, dated August 13, 2010, among the Company, certain of the Company’s subsidiaries, as guarantors, Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman, Sachs & Co.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:	August 17, 2010

Exhibit Index

Exhibit Number	Exhibit Description
10.1
Purchase Agreement, dated August 13, 2010, among the Company, certain of the Company’s subsidiaries, as guarantors, Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman, Sachs & Co.